Exhibit 99.1

DUKE ENERGY OHIO, INC. (FORMERLY THE CINCINNATI GAS & ELECTRIC COMPANY)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial information reflects the impact to Duke Energy Ohio, Inc. (formerly The Cincinnati Gas & Electric Company) (Duke Energy Ohio) of Duke Energy’s October 1, 2006 sale of its commercial marketing and trading business.  This unaudited pro forma financial information should be read in conjunction with the:

•                  Form 8-K/A filed by Duke Energy Ohio on June 26, 2006, which is incorporated herein by reference;

•                  Unaudited historical financial statements of Duke Energy Ohio, and accompanying notes to such financial statements, as of June 30, 2006 and for the three month periods ended June 30, 2006 and March 31, 2006, included in Duke Energy Ohio’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, which are incorporated herein by reference; and

•                  Historical financial statements of Duke Energy Ohio for the years ended December 31, 2005, 2004 and 2003 included in the Duke Energy Ohio Annual Report on Form 10-K for the year ended December 31, 2005.

The pro forma effects of this transaction for 2005 are reflected in the Unaudited Pro Forma Condensed Consolidated Financial Information filed by Duke Energy Ohio on Form 8-K/A on June 26, 2006.

For the six months ended June 30, 2006, the Duke Energy Ohio commercial marketing and trading operations disposed of were reflected as discontinued operations in Duke Energy Ohio’s Form 10-Q for the quarterly period ended June 30, 2006.  Accordingly, there are no pro forma effects on the historical income from continuing operations before income taxes, as previously reported, from the disposal of these operations.

Duke Energy Ohio’s consolidated balance sheet as of June 30, 2006 included in the Form 10-Q for the quarterly period ended June 30, 2006 reflected the commercial marketing and trading assets and liabilities to be disposed of as “Assets held for sale” and “Liabilities associated with assets held for sale,” as follows (amounts in millions):

Assets held for sale:
Current assets	$205
Other assets	90
Total assets held for sale	$295
Liabilities associated with assets held for sale:
Current liabilities	$187
Other	91
Total liabilities associated with assets held for sale	$278

Had the sale of the commercial marketing and trading operations occurred on June 30, 2006, these amounts would have been zero and the difference between the amounts presented as assets held for sale and liabilities associated with assets held for sale of $17 million would have been an addition to the cash and cash equivalents reported as of that date of $21.3 million.  There would have been no other significant pro forma effects on the consolidated balance sheet of Duke Energy Ohio as of June 30, 2006.

Since the sale of the commercial marketing and trading operations results in discontinued operations presentation, and the historical annual financial statements for periods prior to 2006 have not yet been revised to present these operations as discontinued operations, the following Unaudited Pro Forma Condensed Consolidated Statements of Operations for the years ended December 31, 2004 and 2003 are presented to reflect the pro forma effects to Duke Energy Ohio of the sale of the commercial marketing and trading operations.  The historical financial information of Duke Energy Ohio for the years ended December 31, 2004 and 2003 is derived from the audited financial statements of Duke Energy Ohio but does not include all disclosures required by accounting principles generally accepted in the United States of America.  The unaudited pro forma condensed consolidated financial information is presented for informational purposes only.  The pro forma information is not indicative of what Duke Energy Ohio’s results of operations actually would have been had the sale of the commercial marketing and trading operations occurred as of January 1, 2003.  In addition, the pro forma condensed consolidated financial information does not purport to project the future operating results of Duke Energy Ohio.

DUKE ENERGY OHIO, INC. (FORMERLY THE CINCINNATI GAS & ELECTRIC COMPANY)

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2004

(In millions)

		Commercial
		Marketing
	Historical	and Trading	Pro Forma
Operating Revenues
Electric	$1,690	$(72)	$1,618
Gas	691	—	691
Other	130	—	130
Total operating revenues	2,511	(72)	2,439

Operating Expenses
Fuel, emission allowances, and purchased power	522	—	522
Gas Purchased	428	—	428
Cost of fuel resold	99	—	99
Operation and maintenance	594	(33)	561
Depreciation and amortization	179	—	179
Taxes other than income taxes	199	—	199
Total operating expenses	2,021	(33)	1,988

Operating Income	490	(39)	451

Miscellaneous Income - Net	16	—	16

Interest Expense	91	(1)	90

Income from Continuing Operations Before Income Taxes	415	(38)	377

Income Tax Expense from Continuing Operations	158	(14)	144

Income from Continuing Operations	$257	$(24)	$233

DUKE ENERGY OHIO, INC. (FORMERLY THE CINCINNATI GAS & ELECTRIC COMPANY)

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2003

(In millions)

		Commercial
		Marketing
	Historical	and Trading	Pro Forma
Operating Revenues
Electric	$1,691	$(40)	$1,651
Gas	628	—	628
Other	63	—	63
Total operating revenues	2,382	(40)	2,342

Operating Expenses
Fuel, emission allowances, and purchased power	496	—	496
Gas Purchased	382	—	382
Cost of fuel resold	55	—	55
Operation and maintenance	499	(22)	477
Depreciation and amortization	187	—	187
Taxes other than income taxes	200	—	200
Total operating expenses	1,819	(22)	1,797

Operating Income	563	(18)	545

Miscellaneous Income - Net	30	—	30

Interest Expense	115	—	115

Income from Continuing Operations Before Income Taxes	478	(18)	460

Income Tax Expense from Continuing Operations	178	(7)	171

Income from Continuing Operations	$300	$(11)	$289